Exhibit 10.1

ACQUISITION AGREEMENT

This Acquisition Agreement (this “Agreement”), dated February 13, 2015 is by and among China United Insurance Service, Inc., a company incorporated under the laws of the state of Delaware of United States (“CUII”), Action Holdings Financial Limited, a company with limited liability incorporated under the laws of British Virgin Islands (“AHFL”) and a wholly-owned subsidiary of CUII and Mr. LI CHWAN HAU, a Taiwan citizen with Taiwan ID No: B120352285, the shareholder of Genius Holdings Financial Limited (“GHFL”) (the “Selling Shareholder”).

WHEREAS, the board of directors of AHFL has (i) approved the acquisition of GHFL by AHFL (the “Acquisition”), with GHFL becoming a direct wholly owned Subsidiary of AHFL as a result of the Acquisition, (ii) approved the execution, delivery and performance by AHFL of this Agreement and the consummation of the Acquisition contemplated hereby;

WHEREAS, the board of directors of CUII has (i) determined that it is in the best interests of CUII and its shareholders to enter into the Acquisition and related transactions, (ii) approved the Acquisition with GHFL becoming a direct wholly owned Subsidiary of AHFL as a result of the Acquisition, (iii) approved the granting of the Put Option, (iv) approved the execution, delivery and performance by CUII of this Agreement and the consummation of the Acquisition contemplated hereby;

WHEREAS, the board of directors of GHFL has (i) determined that it is in the best interests of GHFL and its shareholder, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by GHFL of this Agreement and the consummation of the Acquisition contemplated hereby; and (iii) recommended the authorization and approval by the Shareholder of GHFL of this Agreement and the Acquisition;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, AHFL and the Selling Shareholder hereby agree as follows:

1.           DEFINITIONS

1.1         Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)          “Additional CUII Shares” shall have the meaning specified in Section 2.8;

(b)          "Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)          "AHFL Shares" shall mean 352,166 fully paid and non-assessable shares of AHFL Common Stock to be issued to the Selling Shareholder by AHFL on the Closing Date pursuant to this Agreement;

(d)          "Closing" shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents shall be exchanged among the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)          "Closing Date" shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.5 following the satisfaction or waiver by AHFL and the Selling Shareholder of the closing conditions set forth in Sections 5.1 and 5.2 respectively;

(f)          "Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g)          “CUII Shares” shall have the meaning specified in Section 2.8;

(h)          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

(i)           “Genius Broker” shall mean Genius Insurance Broker Co., Ltd., which is approximately 15% held by Taiwan Genius;

(j)          “GHFL” shall mean Genius Holdings Financial Limited, a company with limited liability incorporated under the laws of the British Virgin Islands;

(k)          "GHFL Shares" shall mean 704,333 shares of common stock of GHFL held by the Selling Shareholder, being all of the issued and outstanding capital stock of GHFL;

(l)          "Group Companies" shall collectively mean GHFL, Taiwan Genius and Genius Broker and each a "Group Company";

(m)          “Intellectual Property Assets” shall mean all functional business names, trading names, registered and unregistered trademarks, service marks, all patents, inventions, methods, processes and discoveries that may be patentable, all copyrights in both published works and unpublished works, all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by any Group Company as licensee or licensor, as well as the related application rights thereof.

(n)          "Liabilities" shall mean any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute, contingent or otherwise;

(o)          “NT$” shall mean the official currency of Taiwan;

(p)          “Put Option” shall have the meaning specified in Section 2.8;

(q)          "SEC" shall mean the United States Securities and Exchange Commission;

(r)          "Securities Act" shall mean the United States Securities Act of 1933, as amended;

(s)          “Taiwan Genius”, shall mean Genius Investment Consultant Co., Ltd., a company limited by shares incorporated under the laws of Taiwan, which is 100% held by GHFL;

(t)          "Taxes" shall mean international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(u)          "Transaction" shall mean the purchase of GHFL Shares by AHFL from the Selling Shareholder in consideration for the issuance of the AHFL Shares and the grant of the Put Option.

1.2           Currency. All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.             ACQUISITION of BVI CO.

2.1           Acquisition of GHFL. Subject to the terms and conditions of this Agreement, the Selling Shareholder hereby covenants and agrees to sell, assign and transfer to AHFL, and AHFL hereby covenants and agrees to purchase from the Selling Shareholder all of GHFL Shares held by the Selling Shareholder. Upon completion of the Transaction contemplated herein, GHFL shall become a direct wholly-owned subsidiary of AHFL.

2.2           Consideration. As consideration for the acquisition of GHFL, (i) AHFL shall allot and issue the AHFL Shares to the Selling Shareholder and (ii) CUII grants the Put Option to the Selling Shareholder, pursuant to which the Selling Shareholder may sell such AHFL Shares to CUII in exchange for the CUII Shares (as defined below).

For the avoidance of doubt, the Selling Shareholder may, in its discretion, designate any person to receive the above-mentioned consideration directly from AHFL.

All certificates representing the any CUII Shares issued pursuant to the Put Option will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the CUII Shares will be issued to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY NOT BE TRANSFERRED UNLESS IN ACCORDANCE WITH SUCH AGREEMENT. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE LOCK UP AGREEMENT.

2.3           Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the AHFL Shares or the CUII Shares/Additional CUII Shares, if any, will be issued in the Transaction. In lieu of any such fractional shares, if the Selling Shareholder would otherwise be entitled to receive a fraction of a share of the AHFL Shares or the CUII Shares/Additional CUII Shares, as applicable, pursuant to this Agreement, the Selling Shareholder will be entitled to have such fraction rounded up to the nearest whole number of the AHFL Shares or the CUII Shares/Additional CUII Shares, as applicable, and will receive from AHFL or CUII, as applicable, a stock certificate representing same.

2.4           Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5           Restricted Shares. The Selling Shareholder acknowledges and agrees for his own sake that the Put Option is being issued or the CUII Shares/Additional CUII Shares to be issued upon exercise of the Put Option, if any, pursuant to an exemption from the prospectus delivery and registration requirements of the Securities Act. The Selling Shareholder for his own sake, acknowledges and agrees that the Put Option or the CUII Shares/Additional CUII Shares, if any, issued pursuant to the terms and conditions set forth in this Agreement as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6           Exemptions. The Selling Shareholder for his own sake, acknowledges that AHFL has advised the Selling Shareholder and GHFL, that AHFL or CUII, as applicable, is relying upon the representations and warranties of the Selling Shareholder for his own sake, set forth in Section 3 of this Agreement to issue the AHFL Shares or the CUII Shares/Additional CUII Shares, as applicable, under an exemption from the prospectus delivery and registration requirements of the Securities Act.

2.7           Lock-up Agreements. The Selling Shareholder acknowledges and agrees that he: (i)will not, for a period of 4 years commencing from the issuance date of the stock certificate, representing his AHFL Shares, sell, transfer or otherwise dispose (“Transfer”) any of his AHFL Shares; (ii) may Transfer up to 20% of his AHFL Shares commencing from the fourth anniversary date; (iii) may Transfer up to an additional 30% of his AHFL Shares commencing from the fifth anniversary date; and (iv) may freely Transfer any of his remaining AHFL Shares commencing from the sixth anniversary date.

AHFL may, in its sole discretion, determine to issue multiple stock certificates representing the AHFL Shares corresponding to the respective lock-up periods to the Selling Shareholder.

2.8           Put Option. The Selling Shareholder is hereby granted by CUII an option (the “Put Option”) to sell all of its AHFL Shares to CUII in exchange for 352,166 shares of common stock of CUII (the “CUII Shares”). The Put Option shall be exercisable by the Selling Shareholder at any time within 6 months after the Closing Date.

(a)  Exercise. To exercise the Put Option, the Selling Shareholder shall provide an irrevocable written notice to CUII specifying the proposed exercise date, provided that the notice shall be at least 15 days prior to the proposed exercise date. The CUII Shares shall be issued to the Selling Shareholder within 15 Business Days after the proposed exercise date.

(b)  Lock-up. The CUII Shares issued shall be subject to the same lock-up arrangement as set forth in Section 2.7 above.

(c)  Legend and Representations. All certificates representing the CUII Shares, and any Additional CUII Shares, if any, will be endorsed with the same legend as described in Section 2.2 pursuant to the Securities Act in order to reflect the fact that the CUII Shares will be issued to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act. In addition the Shareholder must update the representations and warranties contained in this agreement at the time of the exercise of the Put Option and at the time of issuance of any Additional CUII Shares.

(d)  Adjustment. On the fourth anniversary date of the Section 2.7 above, if the Guaranteed Price per share is higher than the Average Price per share, then an adjustment shall be made, pursuant to which additional common shares of CUII (the “Additional CUII Shares”) shall be issued to the Selling Shareholder according to the formula below:

Additional CUII Shares = [(Guaranteed Price per share – Average Price per share) X Number of CUII Shares held by the Selling Shareholder] / Average Price per share

For the purpose of this Agreement,

Guaranteed Price per share = [(Average earnings per share of Genius Broker actually distributed for the fiscal years of 2014, 2015, 2016 and 2017) X 10 + (the aggregate earnings per share of Genius Broker actually distributed for the fiscal years of 2014, 2015, 2016 and 2017)] X 2 / 30

Average Price per share equals to the average closing trading prices of CUII during the full preceding year.

2.9           Right of First Refusal. If AHFL or CUII intends to Transfer, directly or indirectly, of any shares of Genius Broker, it shall notify the Selling Shareholder, of the intended price and number of shares to be sold in prior written notice, and the Selling Shareholder may, within 30 days of the preceding notice, notify AHFL or CUII to purchase such shares at equal price. Failure to do so, AHFL is free to Transfer such shares.

3.            REPRESENTATIONS AND WARRANTIES of THE SELLING SHAREHOLDER

On the date of this Agreement and as of the Closing Date, the Selling Shareholder, hereby represents and warrants to AHFL and CUII, and acknowledges that AHFL and CUII is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of AHFL and CUII.

3.1           Organization and Good Standing. Each Group Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each Group Company is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, except where the failure to be so qualified would not have a material adverse effect, individually or in the aggregate, on the business, operations, assets, properties, prospects or condition (financial or otherwise) of each such Group Company (a "Genius Material Adverse Effect").

3.2           Authority. This Agreement has been duly executed and delivered by the Selling Shareholder and this Agreement is valid and binding obligations of the Selling Shareholder enforceable in accordance with their respective terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3         Group Structure.

(a)          Schedule I of this Agreement includes a chart setting forth each Group Company immediately prior to and following the Closing.

(b)          Except for interests held in the other Group Companies, none of the Group Companies has any subsidiaries or owns or controls, directly or indirectly, through contract or otherwise, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

3.4          Capitalization of the Group Companies.

(a)          The entire authorized capital stock and other equity securities of GHFL consist of 50,000,000 shares of common stock. As of the date of this Agreement, there are 704,333 shares of GHFL common stock issued and outstanding. All of the issued and outstanding shares of GHFL common stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the British Virgin Islands and its Constitution and Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating GHFL to issue any additional common shares of GHFL common stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from GHFL any common shares of GHFL common stock. There are no agreements or arrangements purporting to restrict the transfer of GHFL common stock and no voting agreements, shareholders' agreements, voting trusts, or other agreements or arrangements restricting or affecting the voting of GHFL common stock.

(b)          Taiwan Genius' registered capital is TWD21,130,000. As of the date of this Agreement, there are 2,113,000 shares of Taiwan Genius common stock issued and outstanding. Taiwan Genius is holding 15% equity interest of Genius Insurance Broker Co., Ltd. (“Genius Broker”).

3.5          Corporate Records of the Group Companies. The corporate records of each Group Company, as required to be maintained by them pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute books of each Group Company are, in all material respects, correct and contain all records required by all applicable laws, as applicable, with regard to all proceedings, consents, actions and meetings of the shareholders and the board of directors of each Group Company.

3.6          Non-Contravention. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will:

(a)          conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of any Group Company under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Group Company or any of their respective material property or assets;

(b)          violate any provision of the applicable incorporation or charter documents of any Group Company; or

(c)          violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to any Group Company or any of their respective material property or assets.

3.7          Actions and Proceedings. There is no action, suit, judgment, claim, demand, proceeding or governmental investigation outstanding or pending, or, to the Knowledge of the Selling Shareholder, threatened against or affecting any Group Company or which involves any of the business, properties or assets of any Group Company, except routine or temporary examination conducted by relevant local authorities in Taiwan from time to time. To the Knowledge of the Selling Shareholder, neither the Selling Shareholder nor any officer or director of any Group Company is a defendant in or under investigation with respect to, any action, suit, judgment, claim, demand, proceeding or governmental investigation in connection with his status as a Selling Shareholder or an officer or director of a Group Company, which could reasonably be expected to have a Material Adverse Effect to the Group Companies. To the Knowledge of the Selling Shareholder, there is no reasonable basis for any action, suit, judgment, claim, demand, proceeding or governmental investigation that, based upon the likelihood of its being asserted and its success if asserted, could reasonably be expected to have a Genius Material Adverse Effect.

3.8          Compliance. To the Knowledge of the Selling Shareholder, each Group Company is in material compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of such Group Company.

3.9          Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Group Companies of the Transaction contemplated by this Agreement or to enable AHFL to continue to conduct GHFL's business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.10        Financial Representations. The balance sheets for Genius Broker for the period from July 1, 2012 to June 30, 2013, together with related statements of income, cash flows, and changes in shareholder's equity for such fiscal years (collectively, the "Financial Statements") to be supplied on or before the Closing Date:

(a)          are in accordance with the books and records of Genius Broker; and

(b)          present fairly and accurately the financial condition of Genius Broker as of the respective dates indicated and the results of operations for such period.

3.11        Absence of Undisclosed Liabilities. To the Knowledge of the Selling Shareholder, none of the Group Companies has any material Liabilities that exceed USD50,000, which:

(a)          are not set forth in the Financial Statements or have not heretofore been paid or discharged;

(b)          did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to AHFL; or

(c)          have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Financial Statements.

To the Knowledge of the Selling Shareholder, there are no material Liabilities, contingent or otherwise, of any Group Company which are required to be reserved against or disclosed in the Financial Statements which are not so reserved or disclosed.

3.12       Tax Matters.

(a)          each Group Company has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof and the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to such Group Company, and all such returns are true and correct in all material respects;

(b)          each Group Company has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which could not have a Genius Material Adverse Effect;

(c)          none of the Group Companies is presently under or has received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof or the Closing Date, except routine examination conducted by relevant local authorities in Taiwan;

(d)          all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency subject to applicable local laws and regulations of Taiwan; and

(e)          the Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to any Group Company for the accounting period ended on the date of the Financial Statements or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the date of the Financial Statements or for any profit earned by any Group Company on or prior to the date of the Financial Statements or for which any Group Company is accountable up to such date and all Liabilities for Taxes have been provided for or disclosed in the Financial Statements.

3.13        Absence of Changes. To the knowledge of the Selling Shareholder, since December 31, 2014,none of the Group Companies has:

(a)          incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)          sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)          created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of any Group Company to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)          made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)          declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)          suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)          suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)          received notice or had Knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)          other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)          entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)          agreed, whether in writing or orally, to do any of the foregoing.

3.14        Subsidiaries. Except as set forth on Schedule I, none of the Group Companies has any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations. Each Group Company owns all of the shares of each of its subsidiaries and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any Group Company or its respective subsidiaries to issue any additional common shares of such Group Company or subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any Group Company or subsidiary any shares of such Group Company or subsidiary.

3.15        Personal Property. Each Group Company possesses, and has good and marketable title to, or a valid leasehold interest in, all property and assets necessary for the continued operation of the business of such Group Company as presently conducted and as represented to AHFL. All such property and assets are used in the business of the Group Companies. All such property and assets are in reasonably good operating condition (normal wear and tear excepted), and are reasonably fit for the purposes for which such property and assets are presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned by any Group Company is owned by such Group Company free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

3.16         Intellectual Property. Each Group Company owns or holds an interest in all Intellectual Property Assets necessary for the operation of the business of such Group Company as it is currently conducted. The Group Companies are the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. No employee, director, officer or shareholder of any Group Company owns directly or indirectly in whole or in part, any Intellectual Property Asset which any Group Company is presently using or which is necessary for the conduct of its business, and none of the Intellectual Property Assets, if any, used by any Group Company infringes or is alleged to infringe any intellectual property rights of any third party.

3.17         Employees and Consultants. All employees and consultants of the Group Companies have been paid all salaries, wages, income and any other sums due and owing to them by each such Group Company, as applicable, as at the end of the most recent completed pay period. None of the Group Companies has any labour conflict with any employees that could reasonably be expected to have a Genius Material Adverse Effect. To the Knowledge of Selling Shareholder, no employee of any Group Company is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with any Group Company or any other nature of the business conducted or to be conducted by any Group Company. Each Group Company has complied in all material respects with all employment laws, rules, regulations and ordinances applicable to such Group Company.

3.18         Real Property. Each of the leases, subleases, claims or other real property interests (collectively, the "Leases") to which any Group Company is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects (the "Leased Real Property"). All rental and other payments required to be paid by any Group Company pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. None of the Group Companies has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto. Other than the owned real property and the Leased Real Property, none of the Group Companies has any other interest in real property, whether owned, leased or otherwise, and the owned real property and the Leased Real Property constitute all of the real property necessary to conduct the Group Companies' businesses as currently conducted.

3.19         Material Contracts and Transactions. To the Knowledge of the Selling Shareholder, each Material Contract is binding and enforceable against the other party thereto and there exists no material breach or violation of or default by the other party thereto under any Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material Contract by the other party thereto. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract. For the purpose of this Section 3.19, material contract shall mean any contract that involves economic rights or obligation of any Group Company that exceeds or is expected to exceed USD50,000.

3.20         Certain Transactions. None of the Group Companies is a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.21         No Brokers. None of the Group Companies nor any Selling Shareholder has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

3.22         Completeness of Disclosure. No representation or warranty by the Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to AHFL pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

3.23         Licenses. (i) Each Group Company owns or validly holds all licenses that are necessary to conduct its business as presently conducted and as proposed to be conducted and that are necessary to own and operate its assets and properties; (ii) each license is valid, binding and in full force and effect; (iii) no Group Company is or has at any time been, or has received any notice that it is or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any license.

3.24         Insurance. The insurance policies of each Group Company comply with the minimum insurance requirements in its industry and cover such risks and contain such policy limits, types of coverage and deductibles as are adequate to insure fully against risks to which each such Group Company and its employees, business, properties and other assets would reasonably be expected to be exposed in the operation of its business as currently conducted. All of the required insurance policies are valid and enforceable policies, all premiums due and payable under all such policies and bonds have been paid. The Selling Shareholder has no knowledge or belief, after due inquiry of any threatened termination of, or material premium increase with respect to, any of such policies.

3.25         Interested Party Transactions. In the past twelve (12) months, none of the Group Companies, nor any shareholder, officer or director thereof, or any family member or affiliate of any of the foregoing, has either directly or indirectly: (a) a material interest in any person which purchases from or sells, licenses or furnishes to any Group Company any goods, property, technology, intellectual or other property rights or services related to the business of the Group Companies; (b) a material interest in any contract (whether written or verbal) with respect to the business to which the Group Company is a party or by which it may be bound or affected; or (c) any other interest in, or is a party to, any other transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act, if each Group Company were subject to the requirements thereof.

3.26        Restricted Securities. The Selling Shareholder, for his own sake, acknowledges and understands that the AHFL Shares are characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired in a transaction not involving a public offering, and that under such laws and applicable regulations as well as subject to the lock-up agreements, the AHFL Shares may be resold without registration under the Securities Act only if an exemption from registration under the Securities Act is available.

3.27        Investment Representations.

The Selling Shareholder, for his own sake, acknowledges and agrees that:

(a)          The AHFL Shares, the Put Option, and any shares issues upon exercise of the Put Option have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold, directly or indirectly, in the United States or to U.S. Persons (as defined herein), except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws.

(b)          AHFL and CUII have not undertaken, and will have no obligation, to register any of the AHFL Shares, the Put Option and any shares issued pursuant to exercise of the Put Option under the 1933 Act.

(c)          AHFL and CUII will refuse to register any transfer of the AHFL Shares, the Put Option, or any shares issued upon exercise of the Put Option not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.

(d)          The Selling Shareholder is outside the United States when receiving and executing this Acquisition Agreement and is acquiring the AHFL Shares and Put Option as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such AHFL Shares.

(e)          The Selling Shareholder understands and agrees that offers and sales of any of the AHFL Shares, the Put Option, or any shares issued pursuant to exercise of the Put Option, prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable securities laws.

(f)          The statutory and regulatory basis for the exemption claimed for the offer and sale of the AHFL Shares, the CUII Shares or Additional CUII Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state securities laws.

(g)          The Selling Shareholder, for his own sake, represents that he is not a US person as defined in Section 902 of the Securities Act, and is not acquiring the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option for the account or benefit of any U.S. Person.

(h)          The Selling Shareholder, for his own sake, acknowledges that he has had access to all materials, books, records, documents, and information relating to AHFL and CUII that he desires and has been able to verify the accuracy of, and to supplement, the information contained therein.

(i)          The Selling Shareholder, for his own sake, acknowledges that he has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of AHFL and CUII concerning the AHFL Shares, the Put Option and any shares issuable upon exercise of the Put Option and all material aspects of AHFL and its current and proposed business, and any request for such information has been fully complied with to the extent AHFL possesses such information or can acquire it without unreasonable effort or expense.

(j)          The Selling Shareholder, for his own sake, represents that he is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option based upon (i) the information about AHFL and CUII available publicly through the SEC's website, (ii) such Selling Shareholder's personal knowledge of the business and affairs of AHFL and CUII, (iii) the records, files, and plans of AHFL and CUII to which the Selling Shareholder has had full access, (iv) such additional information as the Selling Shareholder, may have requested and have received from AHFL or CUII, and (v) the independent inquiries and investigations undertaken by the Selling Shareholder.

(k)          The Selling Shareholder, for his own sake, acknowledges that no person has given any information or made any representation or warranty not contained herein. The Selling Shareholder understands and agrees that any information or representation not contained herein must not, and will not, be relied upon and that nothing contained herein should be construed as legal or tax advice to the Selling Shareholder.

(l)          The Selling Shareholder has not acquired the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option; provided, however, that the Selling Shareholder may sell or otherwise dispose of any of the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option pursuant to registration of any of such Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(m)          The Selling Shareholder, for his own sake, acknowledges that no person has made any direct or indirect representation or warranty of any kind to the Selling Shareholder with respect to the economic return which may accrue to the Selling Shareholder. The Selling Shareholder has consulted with his own advisors with respect to an investment in the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option as applicable.

(n)          The Selling Shareholder is not aware of any advertisement of any of the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option and is not acquiring the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(o)          The Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the AHFL Shares, the Put Option or any shares issued pursuant to an exercise of the Put Option unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws.

4.           REPRESENTATIONS AND WARRANTIES OF AHFL

As of the date hereof and as of the Closing Date, AHFL represents and warrants to the Selling Shareholder and acknowledges that the Selling Shareholder is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Selling Shareholder, as of the date hereof and the Closing (unless otherwise specified) hereunder, as follows:

4.1          Organization and Good Standing. AHFL is duly incorporated, organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. AHFL is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of AHFL.

4.2          Authority. AHFL has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by AHFL and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The consummation by AHFL of the transactions contemplated hereby have been duly authorized by its board of directors. This Agreement has been duly executed and delivered by AHFL and this Agreement is valid and binding obligations of AHFL enforceable in accordance with their respective terms, except:

(a)          as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and

(b)          as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3         Capitalization of AHFL.

The entire authorized capital stock and other equity securities of AHFL consist of 15,000,000 shares of common stock. As of the date of this Agreement, there are 13,593,015 shares of AHFL common stock issued and outstanding. All of the issued and outstanding shares of AHFL common stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the British Virgin Islands and its Constitution and Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating AHFL to issue any additional common shares of AHFL common stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from AHFL any common shares of AHFL common stock. There are no agreements or arrangements purporting to restrict the transfer of AHFL common stock and no voting agreements, shareholders' agreements, voting trusts, or other agreements or arrangements restricting or affecting the voting of AHFL common stock.

4.4          Corporate Records of AHFL. The corporate records of AHFL, as required to be maintained by it pursuant to the laws of the British Virgin Islands , are accurate, complete and current in all material respects, and the minute book of AHFL is, in all material respects, correct and contains all material records required by the law of the British Virgin Islands in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of AHFL.

4.5          Non-Contravention. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the Transaction, will:

(a)          conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of AHFL under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AHFL or any of its material property or assets;

(b)          violate any provision of the applicable incorporation or charter documents of AHFL; or

(c)          violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to AHFL or any of its material property or assets.

4.6           Validity of AHFL Common Stock Issuable upon the Transaction. The AHFL Shares to be issued to the Selling Shareholder, as applicable, upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7           Actions and Proceedings. To the Knowledge of AHFL, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the Knowledge of AHFL, threatened against AHFL which involves any of the business, or the properties or assets of AHFL that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of AHFL taken as a whole (a "AHFL Material Adverse Effect").

4.8           Filings, Consents and Approvals. Except for filings and other disclosures that are required to be filed with the SEC, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by AHFL of the Transaction contemplated by this Agreement.

4.9           SEC Filings. True and complete copies of each report, schedule, registration statement and proxy statement filed by China United Insurance Services, Inc. (“CUII”), the parent company holding 100% of AFHL, with the SEC (collectively, and as such documents have since the time of their filing been amended, the " CUII SEC Documents") are available through the SEC's website, located at http://www.sec.gov.

4.10         Subsidiaries. AHFL does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the AHFL SEC Documents.

4.11         Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which AHFL is a party except as disclosed in writing to the Selling Shareholder or as disclosed in the CUII SEC Documents.

4.12         No Brokers. AHFL has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

5.             CLOSING CONDITIONS

5.1           Conditions Precedent to Closing by AHFL and CUII. The obligation of AHFL and CUII to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below on or before a date mutually agreed upon by the parties hereto in writing and in accordance with the notice provisions set forth in Section 10.5. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of AHFL and CUII and may be waived by AHFL and CUII in their sole discretion:

(a)          Representations and Warranties. The representations and warranties of the Selling Shareholder set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date and the Selling Shareholder will have delivered to AHFL and CUII a certificate executed by an executive officer of GHFL and dated as of the Closing Date, to the effect that the representations and warranties made by the Selling Shareholder in this Agreement are true and correct.

(b)          Performance. All of the covenants and obligations that the Selling Shareholder are required to perform or to comply with pursuant to this Agreement on or prior to the Closing must have been performed and complied with in all material respects.

(c)          Transaction Documents. This Agreement, GHFL Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to AHFL and CUII, will have been executed and delivered to AHFL and CUII.

(d)          Third Party Consents. AHFL will have received duly executed copies of all third party consents, permits, authorizations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity required to consummate the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to AHFL and CUII, if any.

(e)          No Material Adverse Change. No Genius Material Adverse Effect will have occurred since the date of this Agreement.

(f)          No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)          prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)         cause the Transaction to be rescinded following consummation.

(g)          Due Diligence. AHFL, CUII and its attorneys will be reasonably satisfied with their due diligence investigation of GHFL that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)          materials, documents and information in the possession and control of the Group Companies and the Selling Shareholder which are reasonably germane to the Transaction;

(ii)         a physical inspection of the assets of the Group Companies by AHFL, CUII or its representatives; and

(iii)        title to the material assets of the Group Companies.

5.2         Conditions Precedent to Closing by the Selling Shareholder. The obligation of the Selling Shareholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with the notice provisions set forth in Section 10.5. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Selling Shareholder and may be waived by the Selling Shareholder in his discretion:

(a)          Representations and Warranties. The representations and warranties of AHFL set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date and AHFL will have delivered to the Selling Shareholder or its designated person a certificate executed by an executive officer and dated the Closing Date, to the effect that the representations and warranties made by AHFL in this Agreement are true and correct.

(b)          Performance. All of the covenants and obligations that AHFL is required to perform or to comply with pursuant to this Agreement on or prior to the Closing must have been performed and complied with in all material respects. AHFL must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)          Transaction Documents. This Agreement and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Selling Shareholder, will have been executed and delivered by AHFL.

(d)          Third Party Consents. The Selling Shareholder will have received duly executed copies of all third party consents, permits, authorizations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity required to consummate the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to the Selling Shareholder.

(e)          No Material Adverse Change. No AHFL Material Adverse Effect will have occurred since the date of this Agreement.

(f)          No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)          prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)         cause the Transaction to be rescinded following consummation.

6.            ADDITIONAL COVENANTS OF THE PARTIES

6.1           Confidentiality. All information regarding the business of the Group Companies including, without limitation, financial information that the Selling Shareholder provide to AHFL and CUII during AHFL's and CUII’s due diligence investigation of the Group Companies will be kept in strict confidence by AHFL and CUII and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by AHFL and CUII or disclosed to any third party (other than AHFL's and CUII’s professional accounting and legal advisors) without the prior written consent of the Selling Shareholder. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from the Selling Shareholder, AHFL and CUII will immediately return to the Selling Shareholder (or as directed by the Selling Shareholder) any information received regarding the Group Companies' business. Likewise, all information regarding the business of AHFL and CUII including, without limitation, financial information that AHFL and CUII provides to the Selling Shareholder during its due diligence investigation of AHFL and CUII will be kept in strict confidence by the Selling Shareholder and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Selling Shareholder or disclosed to any third party (other than the Selling Shareholder’ professional accounting and legal advisors) without AHFL's and CUII’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from AHFL and CUII, the Selling Shareholder will immediately return to AHFL and CUII (or as directed by AHFL and CUII) any information received regarding AHFL's and CUII’s business.

6.2           Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to the terms set forth herein, the Group Companies, AHFL and CUII will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of any Group Company, AHFL, or CUII, as applicable, or any merger, acquisition, consolidation, business combination, orsimilar transaction other than as contemplated by this Agreement.

7.            CLOSING

7.1           Closing. The Closing shall take place on the Closing Date at the office of AHFL or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Selling Shareholder and AHFL, provided such undertakings are satisfactory to each party's respective legal counsel.

7.2           Closing Deliveries of the Selling Shareholder. At Closing, the Selling Shareholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to AHFL and CUII:

(a)          copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of GHFL evidencing approval of this Agreement and the Transaction;

(b)          a certificate of an executive officer of GHFL, dated as of Closing, certifying that:

(i)          each covenant and obligation of the Selling Shareholder has been complied with; and

(ii)         each representation, warranty and covenant of the Selling Shareholder is true and correct at the Closing as if made on and as of the Closing; and

(c)          the GHFL Financial Statements and any other necessary documents, as required to be provided to AHFL under this Agreement.

7.3           Closing Deliveries of AHFL. At Closing, AHFL will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Selling Shareholder:

(a)          copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of AHFL and CUII evidencing approval of this Agreement and the Transaction;

(b)          a certificate of an executive officer of AHFL, dated as of Closing, certifying that:

(i)          each covenant and obligation of AHFL has been complied with; and

(ii)         each representation, warranty and covenant of AHFL is true and correct at the Closing as if made on and as of the Closing; and

7.4           Post-Closing Deliveries. Within 30 Business Days after the Closing Date, (i) the Selling Shareholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to AHFL: (a) share certificate representing 704,333 shares of common stock of GHFL held by the Selling Shareholder have been transferred to AHFL pursuant to this Agreement and (b) registrar of members of GHFL updated to reflect AHFL being the sole shareholder of GHFL; and (ii) AHFL will deliver or cause to be delivered the share certificates representing the AHFL Shares, fully executed and in the form and substance reasonably satisfactory to the Selling Shareholder.

8.            TERMINATION

8.1           Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)          mutual agreement of AHFL, CUII and the Selling Shareholder;

(b)          AHFL or CUII, if there has been a material breach by the Selling Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Selling Shareholder that is not cured, to the reasonable satisfaction of AHFL and CUII, within ten business days after notice of such breach is given by AHFL (except that no cure period will be provided for a breach by the Selling Shareholder that by its nature cannot be cured);

(c)          the Selling Shareholder, if there has been a material breach by AHFL of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of AHFL that is not cured, to the reasonable satisfaction of the Selling Shareholder, within ten business days after notice of such breach is given by the Selling Shareholder (except that no cure period will be provided for a breach by AHFL that by its nature cannot be cured);

(d)          AHFL, CUII or the Selling Shareholder, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2           Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations or its duty of confidentiality set forth in Section 6.1.

9.            INDEMNIFICATION, REMEDIES, SURVIVAL

9.1           Certain Definitions. For the purposes of this Article 9, the terms "Loss" and "Losses" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by AHFL on one side or the Selling Shareholder on the other, including damages for lost profits or lost business opportunities.

9.2           Agreement of the Selling Shareholder to Indemnify. The Selling Shareholder, severally but not jointly, will indemnify, defend, and hold harmless, to the full extent of the law, AHFL, CUII and their shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by AHFL or CUII and their shareholders by reason of, resulting from, based upon or arising out of:

(a)          the breach by the Selling Shareholder of any representation or warranty of the Selling Shareholder contained in or made pursuant to this Agreement, or any certificate or other instrument delivered pursuant to this Agreement; and

(b)          the breach by the Selling Shareholder of any covenant or agreement of the Selling Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

9.3           Agreement of AHFL to Indemnify. AHFL will indemnify, defend, and hold harmless, to the full extent of the law, the Selling Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Selling Shareholder by reason of, resulting from, based upon or arising out of:

(a)          the breach by AHFL of any representation or warranty of AHFL contained in or made pursuant to this Agreement, any AHFL Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)          the breach by AHFL of any covenant or agreement of AHFL made in or pursuant to this Agreement, any AHFL Document or any certificate or other instrument delivered pursuant to this Agreement.

9.4           Indemnification Limitation. Notwithstanding anything to the contrary of this Agreement, the indemnification obligation of, either AHFL to the Selling Shareholder or the Selling Shareholder to the AHFL and CUII, shall not exceed the respective consideration received by such party pursuant to this Agreement.

10.           MISCELLANEOUS PROVISIONS

10.1         Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, the representations, warranties and agreements set forth in this Agreement shall not survive the first anniversary of the Closing Date.

10.2         Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.3         Expenses. Each of the parties shall bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of their counsels, agents, representatives and accountants.

10.4         Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.5         Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Selling Shareholder:

11F. No. 41, Ln. 188, Jungong Rd., Wenshan Dist.,, Taipei City 116, Taiwan

Attention: LI Chwan-Hau

Telephone: 02-2555-61130

Facsimile: 02-2555-8033

If to AHFL:

7F., No.201, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan

Attention: HUANG ZHENG XIONG

Telephone: 02-8712-6958

Facsimile: 02-8712-5338

If to CUII:

7F., No.201, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan

Attention: Wellmore Yu

Telephone: 02-8712-6958

Facsimile: 02-8712-5338

All such notices and other communications will be deemed to have been received:

(a)          in the case of personal delivery, on the date of such delivery;

(b)          in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)          in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)          in the case of mailing, on the fifth business day following mailing.

10.6         Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.7         Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.8         Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.9         Governing Law. This Agreement will be governed by and construed in accordance with the laws of Taiwan applicable to contracts made and to be performed therein, without giving effect to its conflict of laws provisions.

10.10        Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.11        Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective. When one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.12        Fax/Email Execution. This Agreement may be executed by delivery of executed signature pages by fax or via email and such fax/email execution will be effective for all purposes.

10.13        Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

China United Insurance Service, Inc.

By:	/s/ Yi-Hsiao Mao
Name:	Yi-Hsiao Mao
Title:	Director

Action Holdings Financial Limited

By:	/s/ Yi Hsiao Mao
Name:	Yi-Hsiao Mao
Title:	Director

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Selling Shareholder of GHFL

By:	/s/ Li Chwan-Hau

Name:	Li Chwan-Hau

Schedule I           GROUP STRUCTURE

PRIOR TO THE CLOSING	SUBSEQUENT TO THE CLOSING